Exhibit 99.1

Intapp Announces Fourth Quarter and Full Fiscal Year 2022 Financial Results

•	Fourth quarter SaaS and support revenue of $52.7 million, up 34% year-over-year
•	Fourth quarter total revenue of $75.5 million, up 23% year-over-year
•	Cloud annual recurring revenue (ARR) of $162.9 million, up 48% year-over-year

PALO ALTO, Calif., September 7, 2022 – Intapp, Inc. (NASDAQ: INTA), a leading provider of industry-specific, cloud-based software solutions that enable connected professional and financial services firms, announced its financial results for the fourth quarter and full fiscal year ended June 30, 2022. Intapp also provided its outlook for the first quarter and full fiscal year of 2023.

“We are proud to end the fiscal fourth quarter and our first year as a public company on a high note, having beaten our guidance every quarter,” said John Hall, CEO of Intapp. “We enter fiscal year 2023 with continued strong demand for our purpose-built solutions and industry cloud platform, and a stellar team of dedicated professionals who are committed to providing value to the clients we serve across the professional and financial services industry.”

Fourth Quarter of Fiscal Year 2022 Financial Highlights

•	SaaS and support revenue was $52.7 million, representing a 34% year-over-year increase compared to the fourth quarter of fiscal year 2021.
•	Total revenue was $75.5 million, representing a 23% year-over-year increase compared to the fourth quarter of fiscal year 2021.
•

Cloud ARR was $162.9 million as of June 30, 2022, an increase of 48% year-over-year compared to Cloud ARR as of June 30, 2021. Cloud ARR represented 60% of total ARR as of June 30, 2022, as compared to 52% as of June 30, 2021.

•	Total ARR was $270.5 million as of June 30, 2022, an increase of 27% year-over-year compared to Total ARR as of June 30, 2021.
•

GAAP operating loss was $22.8 million, compared to a GAAP operating loss of $9.6 million in the fourth quarter of fiscal year 2021, primarily reflecting an increase in non-cash stock compensation expense.

•	Non-GAAP operating loss was $3.9 million, compared to a non-GAAP operating profit of $0.6 million in the fourth quarter of fiscal year 2021, reflecting planned growth investments.
•

GAAP net loss attributable to common stockholders was $21.6 million, compared to a GAAP net loss attributable to common stockholders of $19.9 million in the fourth quarter of fiscal year 2021, primarily reflecting an increase in non-cash stock compensation expense.

•	Non-GAAP net loss attributable to common stockholders was $2.6 million, compared to a non-GAAP net loss attributable to common stockholders of $5.7 million in the fourth quarter of fiscal year 2021.

•	GAAP net loss per share attributable to common stockholders was $0.35, compared to a GAAP net loss per share attributable to common stockholders of $0.68 in the fourth quarter of fiscal year 2021. *
•

Non-GAAP net loss per share attributable to common stockholders was $0.04, compared to a non-GAAP net loss per share attributable to common stockholders of $0.19 in the fourth quarter of fiscal year 2021. *

Fiscal Year 2022 Financial Highlights

•	SaaS and support revenue was $193.0 million, representing a 34% year-over-year increase compared to fiscal year 2021.
•	Total revenue was $272.1 million, representing a 27% year-over-year increase compared to fiscal year 2021.
•	GAAP operating loss was $99.5 million, compared to a GAAP operating loss of $23.0 million in fiscal year 2021, primarily reflecting an increase in non-cash stock compensation expense.
•

Non-GAAP operating loss was $7.1 million, compared to a non-GAAP operating profit of $8.0 million in fiscal year 2021, primarily reflecting the first year costs of being a publicly traded company and planned growth investments.

•

GAAP net loss attributable to common stockholders was $99.7 million, compared to a GAAP net loss attributable to common stockholders of $62.3 million in fiscal year 2021, primarily reflecting an increase in non-cash stock compensation expense.

•	Non-GAAP net loss attributable to common stockholders was $7.3 million, compared to a non-GAAP net loss attributable to common stockholders of $15.8 million in fiscal year 2021.
•	GAAP net loss per share attributable to common stockholders was $1.63, compared to a GAAP net loss per share attributable to common stockholders of $2.23 in fiscal year 2021. *
•	Non-GAAP net loss per share attributable to common stockholders was $0.12, compared to a non-GAAP net loss per share attributable to common stockholders of $0.56 in fiscal year 2021. *

* Net loss per share attributable to common stockholders for the three months and fiscal year ended June 30, 2022 includes, on a weighted-average basis, 19.0 million shares of common stock issued upon the conversion of convertible preferred stock and 12.1 million shares of common stock issued upon the completion of our initial public offering in July 2021.

Balance Sheet and Cash Flow Highlights

•	Cash and cash equivalents were $50.8 million as of June 30, 2022, compared to $37.6 million as of June 30, 2021.
•	For the fiscal year ended June 30, 2022, cash provided by operating activities was $14.2 million, compared to cash used in operating activities of $9.7 million for the fiscal year ended June 30, 2021.

Business Highlights

•

We served more than 2,100 clients, 506 of which each generated more than $100,000 of ARR. In addition, at fiscal year ended June 30, 2022, we had 41 clients with more than $1.0 million of ARR, up from 31 such clients at the prior fiscal year end.

•

Due to a steady increase in ARR from upsell and cross-sell motions, we achieved an average net revenue retention rate of more than 114% in fiscal year 2022, up from an average of more than 110% in fiscal year 2021.

•	We announced a strategic partnership with KPMG to accelerate enterprise-level digital transformation in the professional and financial services industry.
•	We acquired Billstream, a next-gen prebilling automation and workflow technology, to deliver a complete work-to-bill solution for professional services firms through our OnePlace solution.
•	We launched Intapp Documents for Corporate Legal, which extends Microsoft 365 functionality to deliver intuitive and collaborative matter lifecycle management for in-house legal departments.

•

OnePlace and DealCloud adoption continued as we added new clients including law firms Beck Redden and Lightfoot, Franklin & White, growth equity firm Arrowroot Capital and real estate finance platform Haven Capital.

•	Our DealCloud solution was named best CRM and deal-origination technology at the 2022 Drawdown Awards.

First Quarter and Full Fiscal Year 2023 Outlook

Fiscal 2023 Outlook
	First Quarter	Fiscal Year
SaaS and support revenue (in millions)	$55.0 - $56.0	$238.0 - $242.0
Total revenue (in millions)	$76.0 - $77.0	$324.5 - $328.5
Non-GAAP operating loss (in millions)	$1.0 - $2.0	$1.0 - $5.0
Non-GAAP net loss per share	$0.03 - $0.05	$0.08 - $0.12

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating profit (loss),” “non-GAAP net loss,” and “non-GAAP net loss per share.”  Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP financial measures because certain of these reconciling items, including stock-based compensation and amortization of intangible assets, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Wednesday, September 7, 2022, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp makes the connected firm possible. We provide cloud software solutions that address the unique operating challenges and regulatory requirements of the global professional and financial services industry. Our solutions help more than 2,100 of the world’s premier private capital, investment banking, legal, accounting, and consulting firms connect their most important assets: people, processes, and data. As part of a connected firm, professionals gain easy access to the information they need to win more business, increase investment returns, streamline deal and engagement execution, and strengthen risk management and compliance.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year of fiscal year 2023, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events, such as the COVID-19 pandemic and Russia’s invasion of Ukraine, on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients' and partners' businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures and economic and market downturns, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain customers; our ability to attract and retain talent; our ability to compete in highly competitive markets; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit (loss), non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, change in fair value of contingent consideration, acquisition-related transaction costs, and non-cash cumulative preferred dividends.

Unlevered free cashflow is a non-GAAP financial measure, and a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs. It consists of net cash provided by (used in) operating activities less cash paid for purchases of property and equipment and capitalized internal-use software and increased by cash paid for interest expense. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premises subscription contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the estimated weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

David.trone@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

Ali.robinson@intapp.com

Intapp, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021
Revenues
SaaS and support	$52,713	$39,431	$192,980	$144,075
Subscription license	13,391	14,433	44,202	45,963
Total recurring revenues	66,104	53,864	237,182	190,038
Professional services	9,417	7,393	34,889	24,595
Total revenues	75,521	61,257	272,071	214,633
Cost of revenues
SaaS and support	14,170	10,663	51,177	40,644
Total cost of recurring revenues	14,170	10,663	51,177	40,644
Professional services	12,984	9,680	47,906	33,730
Total cost of revenues	27,154	20,343	99,083	74,374
Gross profit	48,367	40,914	172,988	140,259
Gross margin	64.0%	66.8%	63.6%	65.3%
Operating expenses:
Research and development	19,631	13,717	74,412	50,853
Sales and marketing	30,661	22,731	111,905	69,948
General and administrative	20,905	14,108	86,127	42,418
Total operating expenses	71,197	50,556	272,444	163,219
Operating loss	(22,830)	(9,642)	(99,456)	(22,960)
Loss on debt extinguishment	—	—	(2,407)	—
Interest expense	(38)	(6,084)	(274)	(24,608)
Other income (expense), net	(1,164)	(41)	(976)	1,276
Net loss before income taxes	(24,032)	(15,767)	(103,113)	(46,292)
Income tax benefit (expense)	2,445	(143)	3,435	(472)
Net loss	(21,587)	(15,910)	(99,678)	(46,764)
Less: cumulative dividends allocated to preferred stockholders	—	(4,003)	—	(15,584)
Net loss attributable to common stockholders	$(21,587)	$(19,913)	$(99,678)	$(62,348)
Net loss per share attributable to common stockholders, basic and diluted	$(0.35)	$(0.68)	$(1.63)	$(2.23)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	62,285	29,342	61,267	27,950

Intapp, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	June 30, 2022	June 30, 2021
Assets
Current assets:
Cash and cash equivalents	$50,783	$37,636
Restricted cash	3,528	3,827
Accounts receivable, net of allowance for doubtful accounts of $918 and $764 as of June 30, 2022 and 2021, respectively	66,947	48,573
Unbilled receivables, net	6,763	6,840
Other receivables, net	3,199	858
Prepaid expenses	5,984	9,591
Deferred commissions, current	10,187	6,551
Total current assets	147,391	113,876
Property and equipment, net	12,283	10,674
Goodwill	269,103	262,270
Intangible assets, net	48,430	52,349
Deferred commissions, noncurrent	14,755	10,414
Other assets	2,451	10,244
Total assets	$494,413	$459,827
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,220	$2,198
Accrued compensation	40,004	29,218
Accrued expenses	8,774	9,953
Deferred revenue, net	142,768	107,893
Other current liabilities	27,753	22,621
Total current liabilities	223,519	171,883
Deferred tax liabilities	2,099	5,705
Deferred revenue, noncurrent	2,712	1,908
Other liabilities	10,201	18,170
Debt, net	—	275,593
Total liabilities	238,531	473,259
Convertible preferred stock, $0.001 par value per share, zero and 19,870,040 shares authorized as of June 30, 2022 and 2021, respectively; zero and 19,034,437 shares issued and outstanding as of June 30, 2022 and 2021, respectively; liquidation preference of $0 and $203,340 as of June 30, 2022 and 2021, respectively	—	144,148
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value per share, 50,000,000 and zero shares authorized as of June 30, 2022 and 2021, respectively; no shares issued or outstanding as of June 30, 2022 and 2021	—	—
Common stock, $0.001 par value per share, 700,000,000 and 65,000,000 shares authorized as of June 30, 2022 and 2021, respectively; 62,739,497 and 29,444,577 shares issued and outstanding as of June 30, 2022 and 2021, respectively	63	29
Additional paid-in capital	643,227	128,943
Accumulated other comprehensive loss	(1,672)	(494)
Accumulated deficit	(385,736)	(286,058)
Total stockholders’ equity (deficit)	255,882	(157,580)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$494,413	$459,827

Intapp, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net loss	$(21,587)	$(15,910)	$(99,678)	$(46,764)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,232	3,455	16,742	13,365
Amortization of deferred financing costs	39	283	114	1,135
Provision for doubtful accounts	(263)	47	541	424
Stock-based compensation	15,219	5,838	77,514	18,061
Loss on debt extinguishment	—	—	2,407	—
Change in fair value of contingent consideration, including unrealized foreign exchange gain	(2,412)	—	(2,776)	—
Payment of contingent consideration in excess of acquisition date fair value	—	—	(279)	—
Deferred income taxes	(3,153)	(65)	(4,237)	(455)
Other	—	—	32	20
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(18,762)	(21,043)	(18,205)	(26,042)
Unbilled receivables, current	3,041	(46)	1,347	1,738
Prepaid expenses and other assets	123	(5,018)	905	(4,672)
Deferred commissions	(4,015)	(1,673)	(7,977)	(3,888)
Accounts payable and accrued liabilities	13,481	9,790	15,589	10,680
Deferred revenue, net	21,820	17,037	35,345	28,787
Other liabilities	1,903	(367)	(3,148)	(2,138)
Net cash provided by (used in) operating activities	9,666	(7,672)	14,236	(9,749)
Cash Flows from Investing Activities:
Purchases of property and equipment	(273)	(79)	(554)	(2,473)
Capitalized internal-use software costs	(1,181)	(885)	(4,233)	(2,526)
Business combinations, net of cash acquired	(2,500)	(20,605)	(2,500)	(20,605)
Net cash used in investing activities	(3,954)	(21,569)	(7,287)	(25,604)
Cash Flows from Financing Activities:
Payments on borrowings	—	—	(278,000)	(5,000)
Proceeds from initial public offering, net of underwriting discounts	—	—	292,758	—
Payments for deferred offering costs	—	(3,819)	(4,358)	(5,410)
Proceeds from common stock issuance	—	—	—	29,020
Proceeds from stock option exercises	2,141	1,097	10,211	15,686
Proceeds from employee stock purchase plan	1,163	—	1,163	—
Payments related to tax withholding for vested equity awards	(10)	—	(3,923)	—
Payments of deferred financing costs	—	—	(769)	—
Payments of contingent consideration	—	—	(10,435)	—
Repurchase of shares and fully vested options	—	—	—	(1,892)
Net cash provided by (used in) financing activities	3,294	(2,722)	6,647	32,404
Effect of foreign exchange rates on cash and cash equivalents	(908)	379	(748)	1,253
Net increase (decrease) in cash, cash equivalents and restricted cash	8,098	(31,584)	12,848	(1,696)
Cash, cash equivalents and restricted cash - beginning of period	46,213	73,047	41,463	43,159
Cash, cash equivalents and restricted cash - end of period	$54,311	$41,463	$54,311	$41,463
Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$50,783	$37,636	$50,783	$37,636
Restricted cash	3,528	3,827	3,528	3,827
Total cash, cash equivalents and restricted cash	$54,311	$41,463	$54,311	$41,463

Intapp, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021
Gross profit	$48,367	$40,914	$172,988	$140,259
Adjusted to exclude the following (as related to cost of revenues):
Stock-based compensation	1,121	301	4,287	1,128
Amortization of intangible assets	1,986	1,722	7,877	6,783
Non-GAAP gross profit	$51,474	$42,937	$185,152	$148,170
Non-GAAP gross margin	68.2%	70.1%	68.1%	69.0%

Non-GAAP Operating Expenses

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021
Research and development	$19,631	$13,717	$74,412	$50,853
Stock-based compensation	(3,395)	(1,035)	(17,166)	(4,054)
Non-GAAP research and development	$16,236	$12,682	$57,246	$46,799

Sales and marketing	$30,661	$22,731	$111,905	$69,948
Stock-based compensation	(4,741)	(2,963)	(25,428)	(6,791)
Amortization of intangible assets	(1,287)	(1,075)	(5,214)	(4,052)
Non-GAAP sales and marketing	$24,633	$18,693	$81,263	$59,105

General and administrative	$20,905	$14,108	$86,127	$42,418
Stock-based compensation	(5,962)	(1,538)	(30,633)	(6,593)
Amortization of intangible assets	(109)	(35)	(428)	(35)
Change in fair value of contingent consideration	1,366	—	639	—
Acquisition-related transaction costs	(1,733)	(1,557)	(1,939)	(1,557)
Non-GAAP general and administrative	$14,467	$10,978	$53,766	$34,233

Non-GAAP Operating Profit (Loss)

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021
Operating loss	$(22,830)	$(9,642)	$(99,456)	$(22,960)
Adjusted to exclude the following (including the portion related to total cost of revenues):
Stock-based compensation	15,219	5,837	77,514	18,566
Amortization of intangible assets	3,382	2,832	13,519	10,870
Change in fair value of contingent consideration	(1,366)	—	(639)	—
Acquisition-related transaction costs	1,733	1,557	1,939	1,557
Non-GAAP operating profit (loss)	$(3,862)	$584	$(7,123)	$8,033

Non-GAAP Net Loss

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(21,587)	$(19,913)	$(99,678)	$(62,348)
Adjusted to exclude the following (including the portion related to cost of revenues):
Stock-based compensation	15,219	5,837	77,514	18,566
Amortization of intangible assets	3,382	2,832	13,519	10,870
Change in fair value of contingent consideration	(1,366)	—	(639)	—
Acquisition-related transaction costs	1,733	1,557	1,939	1,557
Non-cash cumulative preferred dividends	—	4,003	—	15,584
Non-GAAP net loss attributable to common stockholders	$(2,619)	$(5,684)	$(7,345)	$(15,771)

GAAP net loss per share attributable to common stockholders	$(0.35)	$(0.68)	$(1.63)	$(2.23)
Non-GAAP net loss per share attributable to common stockholders	$(0.04)	$(0.19)	$(0.12)	$(0.56)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	62,285	29,342	61,267	27,950

Unlevered Free Cash Flow

	Year Ended June 30,
	2022	2021
Net cash provided by (used in) operating activities	$14,236	$(9,749)
Adjusted for the following cash outlays:
Purchases of property and equipment	(554)	(2,473)
Capitalized internal-use software costs	(4,233)	(2,526)
Cash paid for interest	5,950	24,139
Unlevered free cash flow	$15,399	$9,391